                                                                    EXHIBIT 99.1

                        [THE INVESTOR RELATIONS COMPANY LETTERHEAD]

For:

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Celadon Group, Inc.
One Celadon Drive
Indianapolis, IN 46235-4207
317-972-7000
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                                - NEWS RELEASE -
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The Investor Relations Company serves as investor relations counsel to this company, is acting on the company's behalf in issuing this news release and receiving compensation thereof. The information contained here in is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.
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For further Information:
AT THE COMPANY                                        IN CHICAGO
Steve Russell, Chairman, or Paul Will, CFO            Karl Plath or Brien Gately
317-972-7000                                          847-296-4200

FOR IMMEDIATE RELEASE

                  CELADON GROUP ANNOUNCES THIRD-QUARTER RESULTS

               -  EPS OF SIX CENTS VS FOUR CENTS IN PRIOR YEAR

               -  HIGHER FUEL COSTS AND ADVERSE WEATHER IMPACT RESULTS

               -  EIGHTH CONSECUTIVE QUARTER OF YEAR-OVER-YEAR EPS GAINS


INDIANAPOLIS, APRIL 25, 2003--Celadon Group, Inc. (Nasdaq: CLDN) today reported net income for the third quarter ended March 31, 2003, increased to $0.5 million, or six cents per diluted share, compared with net income of $0.3 million, or four cents per diluted share in the prior year's comparable period. Higher cost of diesel fuel, net of surcharges, adversely affected the March 2003 diluted earnings per share by nine cents as compared with March 2002. Consolidated revenue for the three months ended March 31, 2003, was $90.7 million, a 15 percent increase over $78.7 million reported for the same period a year earlier.

Net income for the nine months ended March 31, 2003, increased to $3.3 million, or 37 cents per diluted share, excluding a non-cash charge of $0.9 million, or seven cents per share on a diluted basis, related to a new banking arrangement the company entered into in September 2002. This result compares with net income of $0.6 million, or eight cents per diluted share, in the prior year's nine month period. Consolidated revenue for the nine months ended March 31, 2003 was $275.1 million, a 14 percent increase over the $241.0 million reported for the same period a year earlier.

Trucking operating income decreased slightly to $1.8 million in the third quarter from $1.9 million a year earlier. Higher fuel costs, net of the surcharge, worse winter weather, and a weak economy offset increased revenue, better rates, lower deadhead and generally more efficient operations. The average U.S. Department of Energy reported cost of over-the-road diesel fuel increased to $1.62 per gallon in the March 2003 quarter from $1.19 per gallon in the prior-year quarter.

Steve Russell, Chairman and Chief Executive Officer, stated that, "Despite higher fuel costs, a weak economy, and difficult weather conditions, we were able to record our eighth consecutive quarter of year-over-year improved earnings per share. Loaded rate per mile was up over 2.4 percent, excluding the fuel surcharge. Deadhead declined to 7.6 percent from 8.2 percent in the prior year's period. Automotive business has been reduced significantly and replaced with consumer non-durables. In March, Celadon won the First Place Award for Safety among large fleets based on U.S. Department of Transportation rankings for 2002, compared with Third Place in 2001. Despite adverse exogenous factors, we are a much better company today than we were a year ago and we will focus on continued improvement of controllable aspects of the business."

TruckersB2B operating income decreased to $0.2 million from $0.3 million a year ago. Although the number of using fleets increased, due to difficult economic conditions, the amount of goods purchased declined.

Paul Will, Chief Financial Officer, said, "Our balance sheet improved as well compared with June 30, 2002 with bank debt reduced to $27 million from $39 million, and total balance sheet debt reduced to $70 million from $97 million."

Celadon Group, Inc. is a truckload carrier headquartered in Indianapolis, that operates in the U.S., Canada and Mexico, and, is the majority owner of TruckersB2B, Inc., which is a provider of cost benefits to about 14,000 member fleets. Please visit the company's websites at: www.celadongroup.com and www.truckersb2b.com.

The discussion set forth above as well as oral statements made by officers of the company relating thereto, may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such comments are based upon information currently available to management and management's perception thereof as of the date of this press release. Actual results of the company's operations could materially differ from those forward-looking statements. Such differences could be caused by a number of factors including, but not limited to, potential adverse affects of regulation; changes in competition and the effects of such changes; increased competition; change in fuel prices; changes in economic, political or regulatory environments; changes in the availability of a stable labor force; ability of the company to hire drivers meeting company standards; changes in management strategies; environmental or tax matters; and risks described from time to time in reports filed by the company with the Securities and Exchange Commission. Readers should take these factors into account in evaluating any such forward-looking statements.



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                       Celadon Group, Inc. (Nasdaq: CLDN)
                     Key Financial and Operating Statistics
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)


                                                          FOR THE THREE MONTHS          FOR THE NINE MONTHS
                                                               MARCH 31,                     MARCH 31,
                                                          2003           2002           2003           2002
                                                        ---------      ---------      ---------      ---------
Revenue
         Truckload ................................     $  89,327      $  77,021      $ 269,793      $ 236,291
         TruckersB2B ..............................         1,359          1,716          5,280          4,665
                                                        ---------      ---------      ---------      ---------
Total revenue .....................................        90,686         78,737        275,073        240,956

Operating expenses:
         Salaries, wages and employee benefits ....        27,474         23,394         83,814         70,599
         Fuel .....................................        13,604          7,868         35,692         25,556
         Operating costs and supplies .............         7,928          6,613         23,710         21,106
         Insurance and claims .....................         3,361          2,820          9,962          8,290
         Depreciation and amortization ............         3,768          3,057         10,353          9,652
         Rent and purchased transportation ........        26,454         27,122         83,335         81,694
         Costs of products and services sold ......           812          1,023          3,342          2,789
         Professional and consulting fees .........           736            389          1,870          1,166
         Communications and utilities .............         1,068            945          3,069          2,848
         Permits, licenses and taxes ..............         1,759          1,628          5,638          4,875
         General, administrative and selling ......         1,706          1,691          5,184          5,483
                                                        ---------      ---------      ---------      ---------
              Total operating expenses ............        88,670         76,550        265,969        234,058

Operating income
         Truckload ................................         1,826          1,908          8,259          6,285
         TruckersB2B ..............................           190            279            845            613
                                                        ---------      ---------      ---------      ---------
Total operating income ............................         2,016          2,187          9,104          6,898

Other (income) expense:
         Interest income ..........................           (29)           (31)           (67)           (85)
         Interest expense .........................         1,211          1,721          5,147          5,666
         Other (income) expense, net ..............            40             24            (25)           115
                                                        ---------      ---------      ---------      ---------
Income before income taxes ........................           794            473          4,049          1,202
     Provision for income taxes ...................           340            195          1,676            584
                                                        ---------      ---------      ---------      ---------
Net income ........................................     $     454      $     278      $   2,373      $     618
                                                        =========      =========      =========      =========

Income per share:
         Diluted ..................................     $    0.06      $    0.04      $    0.30      $    0.08
         Basic ....................................     $    0.06      $    0.04      $    0.31      $    0.08

Weighted average number of
         Common shares outstanding
         Diluted ..................................         8,018          7,762          8,049          7,671
         Basic ....................................         7,693          7,644          7,687          7,597



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
                                                                       FOR THE THREE MONTHS ENDED      FOR THE THREE MONTHS ENDED
                                                                                MARCH 31,                       MARCH 31,
                                                                                  2003                            2002
                                                                                  ----                            ----
Operating Statistics - U.S./Canada Truckload Only:
    Average revenue per loaded mile                                             $1.275                           $1.244
    Average revenue per total mile                                              $1.178                           $1.150
    Average revenue per tractor per week (*)                                    $2,674                           $2,508
    Average miles per tractor per week                                           2,131                            2,211
    Average tractors                                                             2,182                            1,930

Tractors at end of period (**)                                                   2,559                            2,625
Trailers at end of period (**)                                                   7,139                            6,568
Operating ratio                                                                   97.8%                            97.2%
*Includes fuel surcharge
**Includes Mexico



                                                                                                       (Dollars in thousands)
                                                                                                     March 31         June 30,
                                                                                                       2003            2002
                                                                                                       ----            ----
ASSETS                                                                                             (unaudited)
Current assets:
     Cash and cash equivalents ................................................................     $     742      $     299
     Trade receivables, net of allowance ......................................................        46,823         54,796
     Accounts receivable - other ..............................................................         4,258          5,728
     Prepaid expenses and other current assets ................................................         7,754          6,222
     Tires in service .........................................................................         4,483          4,181
     Deferred income taxes ....................................................................         1,603          1,808
                                                                                                    ---------      ---------

         Total current assets .................................................................        65,663         73,034
Property and equipment ........................................................................       133,107        140,142
     Less accumulated depreciation and amortization ...........................................        52,263         45,164
                                                                                                    ---------      ---------

         Net property and equipment ...........................................................        80,844         94,978
Tires in service ..............................................................................         2,106          1,982
Goodwill ......................................................................................        16,702         16,702
Other assets ..................................................................................         3,440          3,335
                                                                                                    ---------      ---------
     Total assets .............................................................................     $ 168,755      $ 190,031
                                                                                                    =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable .........................................................................     $   5,557      $   4,184
     Accrued expenses .........................................................................         9,356          9,460
     Salaries and benefits accrual ............................................................         6,765          7,087
     Insurance and claims accrual .............................................................         5,359          4,274
     Owner-operator expense accrual ...........................................................         2,567          3,599
     Fuel expense accrual .....................................................................         4,407          2,823
     Bank borrowings and current maturities of long-term debt .................................         7,552          7,531
     Current maturities of capital lease obligations ..........................................        17,628         21,120
     Income tax payable .......................................................................           659             51
                                                                                                    ---------      ---------
         Total current liabilities ............................................................        59,850         60,129
Long-term debt, net of current maturities .....................................................        30,018         44,178
Capital lease obligations, net of current maturities ..........................................        14,408         24,193
Deferred income taxes .........................................................................         8,433          7,590
Minority interest .............................................................................            25             25
Stockholders' equity:
     Preferred stock, $1.00 par value, authorized 179,985 shares; no shares
     Issued and outstanding ...................................................................          --             --
     Common stock, $0.033 par value, authorized 12,000,000 shares; issued
         7,789,764 shares .....................................................................           257            257
     Additional paid-in capital ...............................................................        60,055         60,044
     Retained deficit .........................................................................        (1,976)        (4,349)
     Accumulated other comprehensive loss .....................................................        (1,924)        (1,581)
     Treasury stock, at cost, 96,451 and 112,115 shares at
       September 30, 2002 and June 30, 2002, respectively .....................................          (391)          (455)
                                                                                                    ---------      ---------
         Total stockholders' equity ...........................................................        56,021         53,916
                                                                                                    ---------      ---------
     Total liabilities and stockholders' equity ...............................................     $ 168,755      $ 190,031
                                                                                                    =========      =========
